Exhibit 99.2

TYCO ELECTRONICS LTD.

CONSOLIDATED NET SALES (UNAUDITED)

	For the Quarters Ended								For the Years Ended
	September 24,	June 25,	March 26,	December 25,	September 25,	June 26,	March 27,	December 26,	September 24,	September 25,	September 26,
Segment and Industry End Markets	2010	2010	2010	2009	2009	2009	2009	2008	2010	2009	2008
	(in millions)
Net Sales:
Transportation Connectivity:
Automotive	$1,041	$1,053	$1,046	$1,036	$859	$729	$565	$742	$4,176	$2,895	$4,653
Aerospace, Defense, and Marine	167	161	152	143	148	151	161	163	623	623	750
Total	1,208	1,214	1,198	1,179	1,007	880	726	905	4,799	3,518	5,403
Communications and Industrial Solutions:
Industrial	390	372	339	304	269	242	264	303	1,405	1,078	1,491
DataComm	276	253	222	212	180	177	200	235	963	792	1,191
Consumer Devices	220	209	203	210	195	162	143	212	842	712	1,064
Appliance	198	201	186	164	145	126	113	134	749	518	782
Computer	119	122	117	113	110	99	98	121	471	428	669
Touch Systems	112	101	90	87	88	78	82	82	390	330	446
Total	1,315	1,258	1,157	1,090	987	884	900	1,087	4,820	3,858	5,643
Network Solutions:
Energy	199	183	172	201	204	192	184	211	755	791	950
Subsea Communications	146	170	208	200	268	319	309	264	724	1,160	1,165
Service Providers	147	141	112	112	122	132	123	137	512	514	653
Enterprise Networks	122	118	110	110	110	101	95	109	460	415	559
Total	614	612	602	623	704	744	711	721	2,451	2,880	3,327
Total	$3,137	$3,084	$2,957	$2,892	$2,698	$2,508	$2,337	$2,713	$12,070	$10,256	$14,373